Exhibit (j)(i)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our report dated October 22, 2010 which is incorporated by reference in this Registration Statement (Form N-1A) of Direxion Funds, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 108 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697).
/s/ Ernst & Young LLP
New York, NY
December 27, 2010